Exhibit 3.4

DEAN HELLER		CHARLES E. MOORE
Secretary of State	STATE OF NEVADA	Securities Administrator
RENEE L. PARKER Chief Deputy Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
PAMELA. RUCKEL	OFFICE OF THE	ELLICK HSU
Deputy Secretary	SECRETARY OF STATE	Deputy Secretary
for Southern Nevada		for Elections

Certified Copy

October 3, 2006

Job Number:	C20061003-0471
Reference Number:	00001013512-73
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060634030-34	Convert Out	2 Pages/1 Copies

Respectfully,

/s/ Dean Heller
DEAN HELLER
Secretary of State

By	/s/ [ILLEGIBLE]
Certification Clerk

Commercial Recording Division

202 N, Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

DEAN HELLER
Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708	Entity # C16227 – 1997 Document Number: 20060634030 – 34
Website: secretaryofstate.biz
Date Filed:
10/3/2006 8:05:58 AM
In the Office of

Articles of Conversion	/s/ Dean Heller
(PURSUANT TO NRS 92A.205)	Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion

(Pursuant to NRS 92A.205)

1.  Name and jurisdiction of organization of constituent entity and resulting entity:

TorreyPines Therapeutics, Inc.
Name of constituent entity

Nevada	corporation
Jurisdiction	Entity type*

and,

TorreyPines Therapeutics, Inc.
Name of resulting entity

Delaware	corporation
Jurisdiction	Entity type*

2.  A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.  Location of plan of conversion: (check one)

☐           The entire plan of conversion is attached to these articles.

☒         The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐           The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

*  corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

4.  Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the resulting entity in the conversion):

Attn:	Neil M. Kurtz, M.D., President and Chief Executive Officer

c/o:	TorreyPines Therapeutics, Inc.
11085 North Torrey Pines Road
Suite 300
La Jolla, California 92037

5.  Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*:

6.  Signature - must be signed by:

1.  If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.: general partnership governed by NRS chapter 87).

2.  If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

TorreyPines Therapeutics, Inc.
Name of constituent entity

[ILLEGIBLE]	CFO, Treasurer & Secretary	10/03/06
Signature	Title	Date

*  Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles.

Filing Fee $350.00